EXHIBIT 99.3 - UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 6, 2007, Migo Software, Inc. (“Migo”) entered into an Agreement and Plan of Merger with MacroPort, Inc. (“MacroPort”) and certain of the principal stockholders of MacroPort under which MacroPort merged into a newly formed, wholly owned acquisition subsidiary of Migo. The accompanying unaudited pro forma condensed combined statements of operations for the periods ended December 31, 2006 and March 31, 2007 are set forth herein to give effect to the acquisition of MacroPort as if the acquisition had been consummated at the beginning of the earliest period presented (January 1, 2006). The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2007 has been presented assuming the acquisition of MacroPort occurred on that date.

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Migo's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred on the respective dates indicated, nor do they represent a forecast of the combined results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction the following:

•	Separate unaudited historical consolidated financial statements of Migo as of and for the three months ended March 31, 2007, included in Migo's quarterly report on Form 10-QSB;
•	Separate historical consolidated financial statements of Migo as of and for the year ended December 31, 2006, included in Migo's Annual Report on Form 10-KSB;
•
Separate unaudited historical financial statements of MacroPort as of and for the three months ended March 31, 2007 and 2006, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.1; and

•
Separate historical financial statements of MacroPort as of December 31, 2006 and 2005 and for each of the two years then ended, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.2.

Index to Unaudited Pro Forma Condensed Combined Financial Statements

Page

Pro Forma Condensed Combined Balance Sheet as of March 31, 2007 (unaudited)	F-2

Pro Forma Condensed Combined Statement of Operations for the three months ended
March 31, 2007 (unaudited)	F-3

Pro Forma Condensed Combined Statement of Operations for the year ended
December 31, 2006 (unaudited)	F-4

Notes to Pro Forma Condensed Combined Financial Statements (unaudited)	F-5

MIGO SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2007
(unaudited)

			Pro Forma
	Historical		Adjustments		ProForma
	Migo	MacroPort	(Note 3)		Combined

ASSETS

Current assets:
Cash and cash equivalents	$1,029,197	$12,201	$(28,000)	(2)	$1,013,398
Short-term investments	1,387,518	-	-		1,387,518
Trade receivables	283,234	62,424	-		345,658
Inventories	122,942	2,061	-		125,003
Prepaid expenses and other current assets	14,959	4,125	-		19,084
Total current assets	2,837,850	80,811	(28,000)		2,890,661

Fixed assets, net	33,934	8,443	-		42,377

Intangible assets, net	4,001,155	-	1,930,000	(1)	5,931,155
Goodwill	1,396,864	-	1,670,072	(1)	3,066,936
Other assets	105,833	-	-		105,833

Total assets	$8,375,636	$89,254	$3,572,072		$12,036,962

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Trade payables and accrued expenses	$717,194	$126,700	$-		$843,894
Deferred revenue	1,510,000	-	-		1,510,000
Capitalized lease obligations	5,269	-			5,269
Accrued compensation expenses	169,161	34,626	-		203,787
Total current liabilities	2,401,624	161,326	-		2,562,950

Commitments and contingencies

Series A convertible preferred stock, $0.0001 par value, 4,275,000 authorized, 2,596,500 issued and outstanding at March 31, 2007; liquidation value of $1,442,500 at March 31, 2007	-	1,391,190	(1,391,190)	(3)	-

Stockholders' equity( deficit):
Preferred stock	78	-	1,000	(1)	1,078
Common stock	9,372	450	750	(1)	10,122
			(450)	(3)
Additional paid-in capital	52,989,048	183,566	3,498,250	(1)	56,487,298
			(183,566)	(3)
Treasury stock	(386,400)	-	-		(386,400)
Accumulated deficit	(46,638,086)	(1,647,278)	1,647,278	(3)	(46,638,086)
Total stockholders' equity (deficit)	5,974,012	(1,463,262)	4,963,262		9,474,012
Total liabilities and stockholders’ equity (deficit)	$8,375,636	$89,254	$3,572,072		$12,036,962

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

MIGO SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2007
(unaudited)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Migo	MacroPort	(Note 3)		Combined

Net sales	$712,512	$190,775	$-		$903,287

Cost of sales	355,619	69,056	40,000	(4)	464,675

Gross profit	356,893	121,719	(40,000)		438,612

Operating expenses:
Selling and marketing	595,348	50,475	-		645,823
General and administrative	997,798	28,897	16,214	(4)	1,042,909
Research and development	748,256	133,487	-		881,743
Total operating expenses	2,341,402	212,859	16,214		2,570,475

Operating loss	(1,984,509)	(91,140)	(56,214)		(2,131,863)

Interest income (expense), net	33,488	(264)	-		33,224

Net loss before income taxes	(1,951,021)	(91,404)	(56,214)		(2,098,639)
Provision for income taxes	-	-	-		-

Net loss	$(1,951,021)	$(91,404)	$(56,214)		$(2,098,639)
Net loss per common share - basic and diluted	$(0.02)	-	-		$(0.02)
Weighted average common shares outstanding - basic and diluted	93,727,800	-	7,500,000	(5)	101,227,800

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

MIGO SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 2006
(unaudited)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Migo	MacroPort	(Note 3)		Combined

Net sales	$345,228	$527,354	$-		$872,582

Cost of sales	606,958	334,221	160,000	(4)	1,101,179

Gross profit (loss)	(261,730)	193,133	(160,000)		(228,597)

Operating expenses:
Selling and marketing	1,106,528	260,104	-		1,366,632
General and administrative	7,296,900	371,016	64,857		7,732,773
Research and development	1,914,997	506,272	-		2,421,269
Total operating expenses	10,318,425	1,137,392	64,857		11,520,674

Operating loss	(10,580,155)	(944,259)	(224,857)		(11,749,271)

Other income (expense)
Interest income (expense), net	257,772	22,620	-		280,392
Decrease in warrant liability	166,538	-			166,538
Other expense	(1,310,079)	-			(1,310,079)
Total other income (expense)	(885,769)	22,620			(863,149)
Net loss before income taxes	(11,465,924)	(921,639)	(224,857)		(12,612,420)
Provision for income taxes	800	800	-		1,600

Net loss	$(11,466,724)	$(922,439)	$(224,857)		$(12,614,020)
Net loss per common share - basic and diluted	$(0.18)	-	-		$(0.17)
Weighted average common shares outstanding - basic and diluted	65,502,826	-	7,500,000	(5)	73,002,826

MIGO SOFTWARE, INC.
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are based on the historical financial statements of Migo Software, Inc. (“Migo”) and MacroPort, Inc. (“MacroPort”), after giving effect to the merger of MacroPort into a newly formed, wholly-owned subsidiary of Migo on June 6, 2007.

The unaudited pro forma condensed combined balance sheet of Migo and MacroPort as of March 31, 2007 is presented as if the acquisition occurred on that date. The unaudited pro forma statements of operations described above are presented as if the acquisition occurred on January 1, 2006 and was carried forward through the periods presented.

The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management's best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Migo management with the assistance of a third-party valuation firm.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Migo that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of any future consolidated results of operations or financial position of Migo. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	Separate unaudited historical consolidated financial statements of Migo as of and for the three months ended March 31, 2007, included in Migo's quarterly report on Form 10-QSB;
•	Separate historical consolidated financial statements of Migo as of and for the year ended December 31, 2006, included in Migo's Annual Report on Form 10-KSB;
•
Separate unaudited historical financial statements of MacroPort as of and for the three months ended March 31, 2007, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.1; and

•
Separate historical financial statements of MacroPort as of December 31, 2006 and 2005 and for each of the two years then ended, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.2.

Note 2 - MacroPort Acquisition

On June 6, 2007, Migo entered into an Agreement and Plan of Merger with MacroPort and certain of the principal stockholders of MacroPort under which MacroPort merged into a newly formed, wholly owned acquisition subsidiary of Migo. Prior to the acquisition, MacroPort was a privately owned provider of mobile content management software

In consideration for the acquisition, Migo issued 10,000,000 shares of its common stock and 2,500,000 shares of a newly authorized series of convertible preferred stock. The preferred stock would be automatically converted into common stock if the closing price for Migo’s stock is more than $0.45 per share for ten consecutive trading days more than 90 days after the closing date. The Migo common and stock (and the preferred stock on an if-converted basis) was valued using the average closing price of Migo common stock for the four days prior to the acquisition.

MIGO SOFTWARE, INC.
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

Up to an additional $3,000,000 of consideration may be paid depending on the revenues generated from the MacroPort products during the 12-month period following the closing. The additional consideration would be paid in cash or common stock at Migo’s option, except that no more than $1,000,000 may be paid in cash. If MacroPort revenues during the 12-month period do not meet a certain minimum amount, $1,000,000 of consideration is to be returned to Migo and a portion of the stock issued in the acquisition is subject to a Stock Pledge Agreement to secure the possible return of this consideration. In accordance with Statement of Financial Accounting Standards 141, Business Combinations, both the potential additional consideration and the potential return of consideration are considered to be contingent elements of the acquisition that are not recognized until the contingencies are resolved. Accordingly, $1,000,000 of common stock and preferred stock issued at the acquisition date has not been recognized in the allocation of the purchase price detailed below.

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The following tables summarize the total consideration and the preliminary purchase price allocation as of June 6, 2007:

Total Consideration:
Common stock	$2,000,000
Preferred stock	2,500,000
4,500,000
Less contingent consideration	(1,000,000)
Plus transaction costs	28,000
Total purchase price	$3,528,000

Preliminary Purchase Price Allocation:
Net assets (liabilities)	$(186,000)
Existing product/unpatented technology	1,600,000
In-process technology	60,000
Customer relationships	230,000
Non-compete agreement	40,000
Goodwill, including assembled workforce	1,784,000
$3,528,000

The preliminary allocation of the purchase price is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management's best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Migo management with the assistance of a third-party valuation firm. The purchase price allocation is preliminary and has not been finalized as the transaction costs are estimated, and Migo management is reviewing the tax effects of the transaction to determine the amount, if any, of deferred tax liabilities that should be recorded. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved. The final valuation may change the allocations of the purchase price to the tangible and intangible assets and liabilities and could result in a change to the unaudited pro forma financial information presented.

Note 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

MIGO SOFTWARE, INC.
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

(1) To record the preliminary purchase price allocation, as per Note 2 above. The goodwill reflected in the purchase price allocation per Note 2 above has been adjusted to reflect MacroPort’s results of operations between March 31, 2007 and the acquisition date.

(2) To record the payment of acquisition costs.

(3) To eliminate the historical stockholders’ equity of MacroPort.

(4) To record amortization of intangible assets acquired, summarized as follows:

	Estimated	Original
	Useful Life	Asset	Amortization Expense
	(Yrs)	Amount	One Year	Three Months
Existing product/unpatented technology	10	$1,600,000	$160,000	$40,000
In-process technology	5	60,000	12,000	3,000
Customer relationships	7	230,000	32,857	8,214
Non-compete agreement	2	40,000	20,000	5,000
			$224,857	$56,214

(5) To record the shares issued as a result of the acquisition.